Statement to Investor Certificateholders for Signet HELOC Trust 1995-A
Home Equity Loan Asset Backed Certificates, Series 1995-A
Pooling and Servicing Agreement dated December 06, 1995

Distribution Date                                                                                  2/20/98
Collection Period                                                                         1/1/98 - 1/31/98

Balances and Factors

Beginning Pool Balance                                                                      347,939,184.84
Beginning Invested Amount                                                                   338,127,114.86
Beginning Investor Certificate Principal Balance                                            332,839,392.86

Ending Pool Balance                                                                         341,327,529.39
Ending Invested Amount                                                                      331,955,464.49
Ending Investor Certificate Principal Balance                                               326,667,742.49

Pool Factor                                                                                      0.6795639

Rates and Percentages
Certificate Rate                                                                                     5.887%
Floating Allocation Percentage                                                                       97.18%

Collections
Interest Collections (net of Servicing Fee)                                                   2,705,458.48
Total Principal Collections                                                                  15,463,635.77
   Principal Collections(Net of TDA)                                                         15,463,635.77
   Transfer Deposit Amounts                                                                           0.00

Servicer Advances                                                                                     0.00
Policy Draw Amount                                                                                    0.00
Deficiency Amount                                                                                     0.00

Investor Certificate Distributions (per $1,000 certificate)
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Total Investor Certificate Interest Distribution                                                 3.5100396
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   Investor Certificate Interest                                                                 3.5100396
   Carryover Amount                                                                              0.0000000
   Interest on Carryover Amount                                                                  0.0000000
   Overdue Investor Certificate Interest                                                         0.0000000
   Interest on Overdue Investor Certificate Interest                                             0.0000000

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Total Investor Certificate Principal Distribution                                               12.8388281
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   Principal Distribution Amount                                                                12.7543038
   Investor Certificate Liquidation Loss Amount*                                                 0.0845243

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Total Investor Certificate Distribution                                                         16.3488677
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Other Distributions
Servicing Fee                                                                                   144,974.66
Reimbursement of previous Servicer Advances                                                           0.00

Charge Offs, Losses, Delinquencies and REO
Current Period Charge Off Amounts                                                                     0.00
Current Period Liquidation Loss Amounts                                                          41,810.05
Current Period Investor Certificate Liquidation Loss Amounts                                     40,631.01
Accumulated Charge Off Amounts                                                                        0.00
Accumulated Liquidation Loss Amounts                                                          1,172,396.53
Accumulated Investor Certificate Liquidation Loss Amounts                                     1,132,388.53

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30-59 Days Delinquent
  # of Accounts                                                                                        155
  Principal Balance                                                                           4,043,108.08

60-89 Days Delinquent
  # of Accounts                                                                                         42
  Principal Balance                                                                           1,198,006.50

90 and Greater Days Delinquent
  # of Accounts                                                                                         43
  Principal Balance                                                                           1,185,393.39

REO
  # of Accounts                                                                                          1
  Principal Balance                                                                              66,876.02
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Outstanding Payments/Reimbursements

Unpaid Carryover Amounts                                                                              0.00

Unreimbursed Servicer Advances                                                                        0.00

Unreimbursed Liquidation Loss Amount                                                                  0.00

Defective/Eligible Substitute Mortgage Loans

Current Period Aggregate
Defective Mortgage Loans                                                                        438,826.04

Current Period Aggregate
Eligible Substitute Mortgage Loans                                                                    0.00

*to be paid to Investor Certificateholders

First Union National Bank, as Successor to
Signet Bank, as Seller and Servicer

Signed___________________________
Name: Mary Therese Whittaker
Title: Vice President